        As filed with the Securities and Exchange Commission on April 4, 2000

                                                   Registration No. 333-32246

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CALYPTE BIOMEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                            3826                       06-1226727
(State or other           (Primary Standard Industrial         (I.R.S. employer
jurisdiction of)           Classification Code Number)         incorporation or
                                                                organizational)

      1265 HARBOR BAY PARKWAY, ALAMEDA, CALIFORNIA 94502, (510) 749-5100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                  NANCY E. KATZ
                        President, Chief Operating Officer,
                       Chief Financial Officer and Director
                         Calypte Biomedical Corporation
                             1265 Harbor Bay Parkway
                            Alameda, California 94502
                                 (510) 749-5100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------
                                   Copies to:

                              BRUCE W. JENETT, ESQ.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                           Palo Alto, California 94301
                             (650) 324-7000 (phone)
                              (650) 324-0638 (fax)

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including Calypte) may be found.


    This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-32246). The registration statement contains more information than this prospectus regarding Calypte and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.


                       DOCUMENTS INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.


             SEC FILING
          (FILE NO. 0-20985)                  PERIOD/FILING DATE
------------------------------------    ---------------------------------------
Annual Report on Form 10-K               Year ended December 31, 1999

Description of common stock contained    July 10, 1996
in Registration Statements on Form 8-A   December 16, 1998


     You may request a copy of these documents, at no cost, by writing to:

        Calypte Biomedical Corporation
        1265 Harbor Bay Parkway
        Alameda, California 94502
        Attention: President
        Telephone: (510) 749-5100.

                           FORWARD-LOOKING INFORMATION

    Statements made in this prospectus or in the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and
Section 21E of the Securities Exchange Act of 1934. A number of risks and uncertainties, including those discussed under the caption "Risk Factors" above and the documents incorporated by reference herein could affect such forward-looking statements and could cause actual results to differ materially from the statements made.

                                    PART II

ITEM 16. EXHIBITS


  EXHIBIT                  DESCRIPTION
--------------------------------------------------------------------------------
       4.1                 Common Stock Purchase Agreement between Calypte and
                           the selling stockholders, dated March 2, 2000*
       4.2                 Bridge Loan Agreement  between Calypte and Trilobite
                           Lakes Corp., dated as of March 2, 2000.*
       4.3                 Form of Convertible Bridge Promissory Note.*
       4.4                 Form of Warrant*
       5.1                 Opinion of Heller Ehrman White & McAuliffe*
      23.1                 Consent of Heller Ehrman White & McAuliffe (filed as
                           part of Exhibit 5.1)*
      23.2                 Consent of KPMG LLP, Independent Auditors
      24.1                 Power of Attorney (see page II-3)


* Previously filed with this Registration Statement
-------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, State of California, on April 4, 2000.

                                   CALYPTE BIOMEDICAL CORPORATION


                                   By: /s/ Nancy E. Katz
                                      -----------------------------------------
                                                   Nancy E. Katz
                                          PRESIDENT, CHIEF OPERATING OFFICER,
                                         CHIEF FINANCIAL OFFICER AND DIRECTOR


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                      TITLE                                          DATE
                ---------                                      -----                                          ----

/s/ David Collins                               Chief Executive Officer and Director                       April 4, 2000
---------------------------------------
              David Collins

/s/ Nancy E. Katz                               President, Chief Operating Officer, Chief Financial        April 4, 2000
---------------------------------------         Officer and Director
              Nancy E. Katz*

/s/ William A. Boeger                           Chairman of Board of Directors                             April 4, 2000
---------------------------------------
            William A. Boeger

/s/ Howard B. Urnovitz, Ph.D.                   Chief Science Officer and Director                         April 4, 2000
---------------------------------------
        Howard B. Urnovitz, Ph.D.

/s/ John J. DiPietro                            Director                                                   April 4, 2000
---------------------------------------
             John J. DiPietro

/s/ Paul Freiman                                Director                                                   April 4, 2000
---------------------------------------
               Paul Freiman

/s/ Julius R. Krevans                           Director                                                   April 4, 2000
---------------------------------------
         Julius R. Krevans, M.D.

/s/ Mark Novitch                                Director                                                   April 4, 2000
---------------------------------------
            Mark Novitch, M.D.

/s/ Zafar I. Randawa                            Director                                                   April 4, 2000
---------------------------------------
         Zafar I. Randawa, Ph.D.

/s/ Nancy E. Katz
---------------------------------------
              *Nancy E. Katz

            (Attorney-in-Fact)


                                      II-3


      EXHIBIT NO.      DESCRIPTION
-------------------------------------------------------------------------------
         4.1      Common Stock Purchase Agreement between Calypte and the
                  selling stockholders, dated March 2, 2000*
         4.2      Bridge Loan Agreement between Calypte and Trilobite Lakes
                  Corp., dated as of March 2, 2000*
         4.3      Form of Promissory Note*
         4.4      Form of Warrant*
         5.1      Opinion of Heller Ehrman White & McAuliffe*
         23.1     Consent of Heller Ehrman White & McAuliffe (filed as part of
                  Exhibit 5)*
         23.2     Consent of KPMG LLP, Independent Auditors
         24.1     Power of Attorney (see page II-3)

* Previously filed with this Registration Statement
-------------------------